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                                                                    EXHIBIT 32.2


                            CERTIFICATION PURSUANT TO
                     SECTION 1350 OF CHAPTER 63 OF 18 U.S.C.
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of Phoenix Footwear Group, Inc. (the "Company") on Form 10-Q for the period ending June 28, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Kenneth
E. Wolf, Chief Financial Officer and Treasurer of the Company, certify pursuant to Section 1350 of Chapter 63 of 18 U.S.C., as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period covered by the Report.


                                           /s/ Kenneth E. Wolf
                                           -------------------------------------
                                           Kenneth E. Wolf
                                           Chief Financial Officer and Treasurer
                                           August 12, 2003

A signed original of this written statement required by Section 906 has been provided to Phoenix Footwear Group, Inc. and will be retained by Phoenix Footwear Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended.

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